SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2003

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28082 (Commission File Number)

05-0420589 (IRS Employer Identification No.)

50 Enterprise Center Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 847- 3327 N/A (Former Name or Former Address, if Changed Since Last Report)

        We are filing this amended Form 8-K/A to reclassify information previously reported on Form 8-K dated October 16, 2003 under Item 5, "Other Events," as information reportable under Item 12, "Results of Operations and Financial Condition." The information reported under Item 12 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section unless we specifically incorporate that information by reference in a later filing.

ITEM 5.    OTHER EVENTS

       None.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On October 16, 2003, KVH Industries, Inc. issued a press release announcing its results of operations for the fiscal quarter ending September 30, 2003. The press release is attached hereto and incorporated herein.

         The information in this Current Report on Form 8-K/A, including the attached press release, is being furnished, and not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information in this Current Report on Form 8-K/A is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. KVH Industries, Inc. does not intend the information in this Current Report on Form 8-K/A to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

         This Current Report on Form 8-K/A includes forward-looking statements that reflect the registrant's current expectations about its future performance, including statements concerning market investments, sales and earnings. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the registrant. Please refer to the registrant's most recent Annual Report on Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The registrant disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this Current Report on Form 8-K/A.

        The following exhibit is furnished with this report on Form 8-K/A:

        Exhibit No.     Description

           99                 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH Industries, Inc.

Date: October 21, 2003	BY: /S/ Patrick J. Spratt —————————————— Patrick J. Spratt Chief Accounting & Financial Officer